EXHIBIT C
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                              EMPLOYMENT AGREEMENT

            This Employment Agreement, dated as of August 26, 1999 (this "Agreement"), is by and between American Home Mortgage Holdings, Inc., a Delaware corporation having (the "Company"), and Michael Strauss (the "Executive").

            Whereas the Company wishes to assure itself of the services of the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth.

            Now, therefore, the Company and the Executive hereby agree as follows:

            1.   DEFINITIONS.   Unless  defined  elsewhere  in  this  Agreement,
capitalized terms contained herein shall have the meanings set forth or incorporated by reference in Section 19.

            2. EMPLOYMENT. The Company agrees to employ the Executive, and the Executive hereby accepts such employment by the Company and/or any subsidiary of the Company, during the term set forth in Section 3 and on the other terms and conditions of this Agreement.

            3. TERM.

            (a) The term of this Agreement shall commence as of the closing of the Company's initial public offering, and, subject to Section 3(b), shall terminate at the close of business on the third anniversary of that date.

            (b) The term of this Agreement set forth in Section 3(a) shall be extended or further extended, as the case may be, without any action by the Company or the Executive, on the third anniversary of the date hereof and on each subsequent anniversary of the date hereof, for an additional period of one year, until either party gives written notice to the other party in advance of any anniversary of the date hereof, in the manner set forth in Section 15, that the term in effect when such notice is given is not to be extended or further extended, as the case may be, beyond the year following the next anniversary. If the Executive shall continue in the full-time employment of the Company after the term of this Agreement, such continued employment shall be at will, and otherwise subject to the terms and conditions of this Agreement.

            4. POSITION, DUTIES AND RESPONSIBILITIES, RIGHTS.

            (a) During the term of this Agreement, the Executive shall serve as, and be elected to and hold the office and title of Chairman of the Board, President and Chief Executive Officer of the Company. As such, the Executive shall report only to the Board of Directors of the Company, and shall have all of the powers and duties usually incident to the office of Chairman of the Board and Chief Executive Officer, and shall have powers to perform such other

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reasonable  additional  duties as may from time to time be lawfully  assigned to the Executive by the Board of Directors.

            (b) During the term of this Agreement, the Board of Directors and the stockholders of the Company shall cause the Executive to be elected and re-elected to the Board of Directors of the Company or its subsidiaries (and to be appointed to any committees thereof), and the Executive agrees, if elected, to serve on such Board(s) of Directors and committee(s) during the term of this Agreement, without any additional compensation beyond that provided in this Agreement.

            (c) During the term of this Agreement, the Executive agrees to devote substantially all the Executive's time, efforts and skills to the affairs of the Company during the Company's normal business hours, except for vacations, illness and incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods to (i) manage the Executive's personal investments, (ii) participate in professional, educational, public interest, charitable, civic or community activities, including activities sponsored by trade organizations, and (iii) serve as a director or member of an advisory committee of any corporation not in competition with the Company or any of its subsidiaries, or as an officer, trustee or director of any charitable, educational, philanthropic, civic, social or industry organizations, or as a speaker or arbitrator, provided that the performance of the Executive's duties or responsibilities in any of such capacities does not materially interfere with the regular performance of the Executive's duties and responsibilities hereunder.

            5. PLACE OF PERFORMANCE. In connection with the Executive's employment by the Company, the Executive shall be based at the Company's principal executive offices, and shall not be required to be absent therefrom on travel status or otherwise for more than a reasonable time each year as necessary or appropriate for the performance of the Executive's duties hereunder.

            6. COMPENSATION.

            (a) During the term of this Agreement, the Company shall pay the Executive, and the Executive agrees to accept a base salary at the rate of not less than $ 350,000.00 per year, with increases in such rate in accordance with the Company's regular administrative practices of salary increases applicable to senior officers from time to time during the term of this Agreement (the annual base salary as increased from time to time during the term of this Agreement being hereinafter referred to as the "Base Salary"). The Base Salary shall be paid in installments no less frequently than monthly. Any increase in Base Salary or other compensation shall not limit or reduce any other obligation of the Company hereunder, and once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced.

            (b) During the term of this Agreement, the Executive shall be a full participant in any and all of the Company's short and long-term incentive plans and equity compensation plans in which senior officers of the Company participate that are in effect on the date hereof or that may hereafter be adopted, including, without limitation, the Company's 1999 Omnibus Stock Incentive Plan (the "Stock Incentive Plan"), with at least the same reward opportunities, if any, that are provided to other senior officers of the Company from time to time

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during the term of this Agreement, provided that in no event shall the Executive be granted stock options, restricted stock awards or other stock-based long-term incentives after a Change in Control less often than annually, nor on terms and conditions (including performance goals) less favorable to the Executive than those which (a) are granted to officers or employees of similar position and status in the Company, or (b) were granted to the Executive during the term of this Agreement prior to such Change in Control (or, if shorter, during the three years preceding the Change in Control), nor on fewer than the following number of shares:

                 (i) the average annual number of shares awarded (in the case of restricted stock awards), or underlying options granted, to the Executive during the term of this Agreement prior to such Change in Control (or, if shorter, during the two years preceding the Change in Control); or

                 (ii) if greater than the number described in clause (i) above, the number of shares whose Fair Market Value on the date the shares are optioned or awarded to the Executive equals the average annual Fair Market Value (determined on the respective grant or award date) of the shares that were optioned or awarded to the Executive during the term of this Agreement prior to such Change in Control (or, if shorter, during the two years preceding the Change in Control).

            (c) During the term of this Agreement, the Executive shall be eligible to receive a bonus in the discretion of the Company's Board of Directors.

            (d) During the term of this Agreement, the Executive shall be entitled to (i) perquisites, including, without limitation, an office and secretarial and clerical staff, (ii) use of an automobile, and expenses incurred therewith by the Executive, and (iii) fringe benefits, including, without limitation, parking and health insurance, in each case at least equal to, and on the same terms and conditions as, those attached to the Executive's office on the date hereof, as the same may be improved from time to time during the term of this Agreement, as well as to reimbursement, upon proper accounting, of all reasonable expenses and disbursements incurred by the Executive in the course of the Executive's duties.

            (e) The Executive, the Executive's dependents and beneficiaries shall be entitled to all benefits and service credit for benefits during the term of this Agreement to which senior officers of the Company and their dependents and beneficiaries are entitled as the result of the employment of such officers during the term of this Agreement under the terms of employee plans and practices of the Company and its subsidiaries, including, without limitation, any pension plans, profit sharing plans, any non-qualified deferred compensation plans and related "rabbi" trusts, the Company's life insurance plans, its disability benefit plans, its vacation and holiday pay plans, its medical, dental and welfare plans, and other present or successor plans and practices of the Company and its subsidiaries for which senior officers, their dependents and beneficiaries are eligible, and to all payments and other benefits under any such plan or practice subsequent to the term of this Agreement as a result of participation in such plan or practice during the term of this Agreement.

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            7. TERMINATION OF EMPLOYMENT.

            (a) The term of this Agreement shall terminate upon the death of the Executive.

            (b) The Company may terminate the Executive's employment during the term of this Agreement for Cause as provided in Section 7(b)(i) or in the event of Disability as provided in Section 7(b)(ii).

                 (i) This Agreement shall be considered terminated for "Cause' only:

                     (A) if the  Executive  willfully  and  repeatedly  fails to substantially perform the Executive's duties hereunder, other than by reason of a Disability;

                     (B) if the  Executive  is grossly  negligent  or engages in gross misconduct in the performance of the Executive's duties hereunder;

                     (C) if the Executive knowingly engages in an act of dishonesty intended to result in substantial personal enrichment at the expense of the Company, an act of fraud or embezzlement, or any conduct resulting in a felony conviction;

      and, in the case of each of clauses (A), (B) and (C) above, the applicable conditions set forth in Section 7(e) are satisfied.

            Anything in this Section 7(b) to the contrary notwithstanding, the Executive's employment shall in no event be considered terminated by the Company for Cause if termination takes place (I) as the result of bad judgment or negligence on the part of the Executive other than gross negligence or willful or reckless misconduct, (II) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses of an officer or director under the Bylaws or Certificate of Incorporation of the Company or the laws of the State of Delaware or the directors' or officers' liability insurance of the Company in each case as in effect at the time of such act or omission, (III) as the result of an act or omission which occurred more than three calendar months prior to the Executive's having been given Notice of Termination for such act or omission unless the commission of such act or such omission was not or could not reasonably have been, at the time of such commission or omission, known to a member of the Board of Directors (other than the Executive) , in which case more than three calendar months from the date the commission of such act or such omission was or could reasonably have been so known, (IV) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors (other than the Executive) more than three calendar months prior to Notice of Termination having been given to the Executive for such course of action, or (V) because of an act or omission believed by the Executive in good faith to have been in, or not opposed to, the interests of the Company.

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                 (ii) The term  "Disability"  as used in this Agreement means an accident or physical or mental  illness which  prevents the Executive from
      substantially   performing  the  Executive's   duties  hereunder  for  six
      consecutive months. The term of this Agreement shall end as of the close of business on the last day of such six month period but without prejudice to any payments due to the Executive in respect of disability under this Agreement or any plan or practice of the Company. The amount of any payments payable under Section 6(a) during such six month period shall be reduced by any payments to which the Executive may be entitled for the same period because of disability under any disability or pension plan or arrangement of the Company or any subsidiary or affiliate thereof.

            (c) The Executive may terminate the Executive's employment during the term of this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) any assignment to the Executive without the Executive's express written consent of any duties, functions, authority or responsibilities other than those contemplated by, or any material limitation or expansion without the Executive's express written consent of the duties, functions authority or responsibilities of the Executive in any respect not contemplated by, Section 4(a), including, without limitation, a change in reporting relationships, any such assignment, limitation or expansion being deemed a continuing breach of this Agreement, (ii) a reduction of the Executive's rate of compensation or any other failure by the Company to comply with Section 6, (iii) failure by the Company to comply with Section 5, (iv) failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor as contemplated in Section 11(a), (v) such assignment, limitation or expansion described in the foregoing clause (i), reduction described in the foregoing clause (ii) or failure described in the foregoing clauses (ii), (iii) or (iv), as the case may be, is not cured within 30 days after receipt by the Company of written notice from the Executive describing such event or (vi) a determination by the Executive made in good faith that, as a result of a detrimental change in circumstances after a Change in Control significantly affecting the Executive's position, the Executive is unable properly to carry out all of the authorities, powers, functions, duties and responsibilities attached to the Executive's position and contemplated by
Section 4(a), and the situation is not remedied within 30 days after receipt by the Company of written notice from the Executive of such determination.

            (d) Notwithstanding anything to the contrary set forth herein, subject to the Bylaws of the Company, the Board of Directors shall have the right by majority vote of the entire membership of the Board of Directors to terminate the Executive's employment for any reason other than Cause at any time, subject to the consequences of such termination as set forth in Section 8.

            (e) In no event shall the Company be entitled to terminate the Executive's employment during the term of this Agreement for Cause pursuant to
Section 7(b), unless and until all of the following take place, provided that Sections 7(e)(i) through (iii) shall not apply to any termination for Cause pursuant to Section 7(b)(i)(C):

                 (i) the Secretary of the Company, pursuant to a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting called for that purpose, gives written notice to the Executive (the "Warning Notice") setting forth with particularity (A) the specific provision of this

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      Agreement that the Executive is alleged to have failed to satisfy, (B) the acts or omissions alleged to constitute such failure, (C) the date on which the Executive shall be given a reasonable opportunity to appear before and be heard by the Board of Directors concerning the allegations, which date shall be not less than 30 nor more than 90 days after the Executive's receipt of the Warning Notice, and (D) the loss of rights under this Agreement that shall occur unless the Executive diligently and in good faith takes reasonable steps to remedy such failure within 30 days after the Executive's receipt of the Warning Notice; and

                 (ii) the Executive does not diligently and in good faith take all reasonable steps to remedy such failure within 30 days after the Executive's receipt of the Warning Notice; and

                 (iii) the Executive is given a reasonable opportunity to appear before and be heard by the Board of Directors concerning the allegations, in accordance with the Warning Notice; and

                 (iv) the Secretary of the Company gives the Executive a certified copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors after any opportunity to appear before the Board of Directors required by
      Section 7(e)(iii), at a meeting called for that purpose, that sets forth the Board of Director's finding that the Executive both (A) failed to satisfy the specific provision of this Agreement set forth in the Warning Notice previously given, or if no such Warning Notice is required pursuant to this Section 7(c), the specific provision of the Agreement set forth in such resolution, and (B) if Sections 7(e)(i) through (iii) apply, did not diligently and in good faith take all reasonable steps to remedy such failure within 30 days after the Executive's receipt of the Warning Notice, and that in all cases specifies the particulars thereof in detail.

            (f) Any termination by the Company pursuant to Section 7(b) or by the Executive pursuant to Section 7(c) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

            (g) "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death, (ii) if the Executive's employment is terminated pursuant to Section 7(b)(ii), 30 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30 day period), and (iii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

            8. COMPENSATION ON TERMINATION. The parties recognize and agree that, if the Company terminates the Executive's employment during the term of this Agreement other than pursuant to Section 7(b), or if, in connection with or following a Change in Control, the Executive's position is eliminated or the Executive is no longer the chief executive officer of the

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Company with all power,  authority and responsibility  normally attended to such office and consistent with his prior position, or if the Executive terminates the Executive's employment during the term of this Agreement for Good Reason pursuant to Section 7(c), the actual damages to the Executive would be difficult if not impossible to ascertain and agree that the Executive's sole remedy shall be a right to receive amounts determined and paid in accordance with the provisions of this Section 8. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise, nor shall any compensation earned by the Executive in other employment or otherwise reduce the amount of any payment provided for in this Section 8.

            (a) If the Company shall terminate the Executive's employment during the term of this Agreement other than pursuant to Section 7(b), or if, in connection with or following a Change in Control, the Executive's position is eliminated or the Executive is no longer the chief executive officer of the Company with all power, authority and responsibility normally attendant to such office and consistent with his prior position, or if the Executive shall terminate the Executive's employment during the term of this Agreement for Good Reason pursuant to Section 7(c), then, as severance pay or liquidated damages or both:

                 (i) the Company shall pay the Executive the Executive's full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, together with any other amounts payable to the Executive under Section 6 for periods prior to the Date of Termination and all outstanding stock options shall become immediately vested and exercisable;

                 (ii) the Company shall pay the Executive a lump sum payment, on the tenth day after the Date of Termination, equal to 299% of (A) the Base Salary at the rate in effect as of the Date of Termination, plus (B) the average annual incentive award awarded to the Executive by the Company or any subsidiary of the Company for any of the five most recent fiscal years for which annual incentive award determinations were made before the Date of Termination, except as limited by applicable law; provided, however, that notwithstanding the foregoing, under no circumstances shall the Company pay the Executive a payment that would result in an "Excess Parachute Payment," as defined in Section 280G(b) of the Code; provided, further, that in the event any payment under this clause (ii) would constitute an Excess Parachute Payment, such payment shall be reduced to the extent necessary so that the payment does not constitute an Excess Parachute Payment; and

                 (iii) the Company  shall pay any amounts  payable under Section
      17.

            (b) If the Executive's employment terminates under any circumstance that does not entitle the Executive to payments under Section 8(a) (including a termination by reason of the death or Disability of the Executive, or by reason of the Company or the Executive electing not to extend or further extend the term of this Agreement pursuant to Section 3(b)), the Executive shall not be entitled to receive any compensation under Section 6 accruing after the date of such termination, or any payment under Section 8(a) (other than Section 9).

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            (c) Nothing in Section 8(a) or 8(b) shall  deprive the  Executive of any rights, payments, benefits or service credit for benefits after termination of employment which were earned pursuant to any provision of this Agreement or any plan or practice of the Company on or prior to such termination including, without limitation, any pension or welfare benefits and any rights under the Company's pension, deferred compensation or stock option or other benefit plans and any legal fees and expenses payable pursuant to Section 17.

            9. INDEMNIFICATION. The Company shall indemnify the Executive to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and attorneys' fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or the acting by the Executive as a director, officer or employee of, the Company, or any subsidiary of the Company or any other Person at the Company's request. Nothing in this Section 9 or elsewhere in this Agreement is intended to prevent the Company from indemnifying the Executive to any greater extent than is required by this Section 9.


            10. NON-COMPETITION; NON-SOLICITATION.

            (a) In consideration of this Agreement, the Executive agrees that, for the period ending on the later of (i) the first anniversary of the termination of the Executive's employment with the Company by the Company for Cause or by the Executive without Good Reason, and (ii) the third anniversary of the closing of the Company's initial public offering (the "Non-Competition Period"), the Executive will not, directly or indirectly (whether as a sole proprietor, partner or venturer, stockholder, director, officer, employee, consultant or in any other capacity as principal or agent or through any Person, subsidiary or employee acting as nominee or agent):

                 (i) conduct or engage in or be interested in or associated with any Person which conducts or engages in the AHM Business within the United States;

                 (ii) take any action, directly or indirectly, to finance, guarantee or provide any other material assistance to any Person engaged in the AHM Business;

                 (iii) solicit, contact or accept business of any client or counterparty whom the Company served or conducted business with or whose name became known to the Executive as a potential client or counterparty while in the employ of the Company or during the Non-Competition Period; or

                 (iv) influence or attempt to influence any Person that is a contracting party with the Company at any time during the Non-Competition Period to terminate any written or oral agreement with the Company.

            For purposes of this Section 10, the term "AHM Business" shall mean the mortgage banking business as conducted by the Company and any business involving the supply of services substaintially similar to services provided by the Company at the time of the termination of the Executive's employment.

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            (b) The Executive shall not, whether for the Executive's own account or in conjunction with or on behalf of any other Person, solicit or entice away from the Company any officer, employee or customer of the Company during the term hereof or the Non-Competition Period nor engage, hire, employ, or induce the employment of any such Person whether or not such officer, employee or customer would commit a breach of contract by reason of leaving service or transferring business.

            (c)  The  restrictive  provisions  hereof  shall  not  prohibit  the
Executive from (i) having an equity interest in the securities of any entity engaged in the Business or any business with respect to which the Executive obtained confidential or proprietary data or information, which entity's securities are listed on a nationally-recognized securities exchange or quotation system or traded in the over-the-counter market, to the extent that such interest does not exceed 5% of the outstanding equity interests of such entity, (ii) investing as a passive investor in an entity engaging in the Business that is not so listed or traded, so long as such interest does not exceed 5% of the outstanding equity interests of such entity or (iii) with the prior written consent of the Company, serving as a director or other advisor to any other Person.

            (d) The  Executive  agrees  that  the  covenants  contained  in this
Section 10 are reasonable covenants under the circumstances, and further agrees that if in the opinion of a court of competent jurisdiction, such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants which as to such court shall appear not reasonable and to enforce the remainder thereof as so amended.

            11. SUCCESSORS; BINDING AGREEMENT.

            (a) The  Company  will  require  any  successor  (whether  direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the extent that the Company would be required to perform it if no such succession had taken place; provided that no such agreement with a successor shall release the Company without the Executive's express written consent. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive's employment were terminated by the Company other than pursuant to Section 7(b), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

            (b) If the Executive should die while any amounts are due and payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Agreement to the Executive's devisees, legatee, or other designee or, if there be no such designee, to the Executive's estate.

            (c) Except as to withholding of any tax under the laws of the United States or any state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by the Executive or the beneficiaries of the Executive or by legal representatives without the Company's prior written consent, nor shall there be any right of set-off or counterclaim in respect of any debts or liabilities of the Executive, the Executive's beneficiaries or legal representatives against any right or interest hereunder or any amount payable at any time hereunder to the Executive, the Executives beneficiaries or legal representatives; provided, however, that nothing in this Section 11 shall preclude the Executive from designating a beneficiary to receive any benefit payable on the Executive's death, or the legal representatives of the Executive from assigning any rights hereunder to the Person or Persons entitled thereto under the Executive's will or, in case of intestacy, to the Person or Persons entitled thereto under the laws of intestacy applicable to the Executive's estate.

            12. PARTIES. This Agreement shall be binding upon and shall inure to
the  benefit  of  the  Company  and  the  Executive,   the  Executive's   heirs,
beneficiaries and legal representatives.

            13. ENTIRE AGREEMENT; AMENDMENT.

            (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other agreements between the parties with respect to the subject matter hereof.

            (b) Any amendment of this Agreement shall not be binding unless in writing and signed by both (i) an officer or director of the Company duly authorized to do so and (ii) the Executive.

            14. ENFORCEABILITY. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or enforceability shall not affect the validity or enforceability of any other provision of this Agreement.

            15. NOTICES. All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be sent by hand delivery, registered or certified mail, return receipt requested, overnight courier or facsimile, if to the Executive, to him at c/o American Home Mortgage Holdings, Inc., 12 East 49th Street, New York, New York 10017 and, if to the Company, to it at its principal executive offices at 12 East 49th Street, New York, NY 10017, Attention: Human Resources Officer,
Facsimile: 212-546-6834, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Louis Bevilacqua, Esq.,
Facsimile: 212-504-6666, and shall be deemed given when sent, provided that any Notice of Termination or other notice given pursuant to Section 7 shall be deemed given only when received. Either party may by like notice to the other party change the address at which the Executive or it is to receive notices hereunder.

            16. GOVERNING LAW. THIS AGREEMENT IS EXECUTED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND BE ENFORCEABLE IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            17. LEGAL FEES AND EXPENSES. To induce the Executive to execute this Agreement and to provide the Executive with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement should the Company fail to perform its obligations under this Agreement, the Company shall pay and be solely responsible for any reasonable attorneys' fees and expenses and court costs incurred by the Executive and any of the Executive's beneficiaries, heirs or legal representatives as a result of the Company's failure to perform this Agreement or any provision hereof to be performed by the Company.

            18. EFFECTIVE DATE. This Agreement shall become effective upon completion of the Company's initial public offering.

            19. DEFINITIONS. The following terms, when capitalized in this Agreement, shall have the meanings set forth or incorporated by reference in this Section 19.

            (a) "Base  Salary" shall have the meaning set forth in Section 6(a).

            (b) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

            (c) "Cause" shall have the meaning set forth in Section 7(b)(i).

            (d) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, such a Change in Control shall in any event be deemed to occur if and when:

                 (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Rhode Family Members, the Company, its subsidiaries and affiliates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 15% of the combined voting power of the Company's then outstanding securities, and (B) more than the percentage of the combined voting power of the Company's then outstanding securities beneficially owned, directly or indirectly, at that time by the Rhode Family Members;

                 (ii) stockholders approve a merger or consolidation as a result of which securities representing less than 70% of the combined voting power of the outstanding voting securities of the surviving resulting corporation will be beneficially owned, directly or indirectly, in the aggregate by the former stockholders of the Company;

                 (iii) stockholders approve either (A) an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity which is not a subsidiary of the Company, or (B) a plan of complete liquidation; or

                 (iv) the Persons who were members the Board of Directors immediately before a tender offer by any Person other than the Company or a subsidiary or affiliate of the Company, or before a merger, consolidation, or contested election, or before any combination of such transactions, cease to constitute a majority of the Board of Directors as a result of such transaction or transactions.

            (e) "Code" means the Internal Revenue Code of 1986, as amended.

            (f) "Company" means American Home Mortgage Holdings, Inc., a Delaware corporation, and any successors to its business and/or assets, which executes and delivers an agreement provided for in Section 11(a) or which otherwise becomes bound by all the terms and conditions of this Agreement by operation of law.

            (g)  "Date of  Termination"  shall  have the  meaning  set  forth in
Section 7(g).

            (h)  "Disability"  shall  have the  meaning  set  forth  in  Section
7(b)(ii).

            (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (j) "Fair Market Value" means Fair Market Value as defined in the Stock Incentive Plan.

            (k) "Good Reason" shall have the meaning set forth in Section 7(c).

            (l)  "Non-Competition  Period"  shall have the  meaning set forth in
Section 10(a).

            (m)  "Notice of  Termination"  shall have the  meaning  set forth in section 7(f).

            (n) "Person" means any individual, corporation, partnership, limited liability company, limited duration company, trust or other entity of any nature whatsoever.

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                                      C-12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                       American Home Mortgage Holdings, Inc.



                                       By: /S/ MICHAEL STRAUSS
                                           ---------------------------------
                                           Name:  Michael Strauss
                                           Title: President and CEO



                                       /S/ MICHAEL STRAUSS
                                       -------------------------------------
                                       Michael Strauss